UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2010

iShares® Silver Trust

(Exact name of registrant as specified in its charter)

New York	001-32863	13-7474456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o BlackRock Asset Management International Inc.

400 Howard Street

San Francisco, California 94105

Attn: BlackRock Institutional Trust Company, N.A.’s Product Management Team

Intermediary Investor and Exchange-Traded Products Department

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 670-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On February 9, 2010, BlackRock Asset Management International Inc., the sponsor of the iShares® Silver Trust (the “Trust”) and The Bank of New York Mellon, the trustee of the Trust (the “Trustee”), announced that as of February 9, 2010, the transaction fee payable by authorized participants in connection with creations or redemptions of baskets of shares of the Trust will be $500.

On February 8, 2010, the Trustee and JPMorgan Chase Bank N.A., London Branch, as custodian (the “Custodian”) under a custodian agreement (the “Custodian Agreement”) between the Trustee and the Custodian, dated April 21, 2006 and amended on September 13, 2006, entered into a Second Amendment to Custodian Agreement (the “Second Amendment”) to increase the silver bullion capacity under the Custodian Agreement to 400,000,000 troy ounces. A copy of the Second Amendment is filed herewith as Exhibit 10.1.

Item 9.01 – Financial Statements and Exhibits

Exhibit 10.1	Second Amendment to Custodian Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2010

iShares® Silver Trust*

By:	BlackRock Asset Management International Inc.

By:	/S/ GEOFFREY D. FLYNN
Name:	Geoffrey D. Flynn
Title:	Chief Financial Officer

By:	/S/ MICHAEL A. LATHAM
Name:	Michael A. Latham
Title:	Chief Executive Officer

*	The registrant is a trust. The individual specified above is signing in his or her capacity as an officer and/or authorized signatory of BlackRock Asset Management International Inc., the sponsor of the trust.

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